SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2005
Date of Report

UQM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or other jurisdiction of incorporation)	1-10869 (Commission File Number)	84-0579156 (IRS Employer Identification #)

7501 Miller Drive, Frederick, Colorado 80530
(Address of Principal Executive Office)

(303) 278-2002
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by UQM Technologies, Inc., a Colorado corporation, in connection with the matters described herein.

Item 1.01a   Entry into a Material Definitive Agreement.

UQM's shareholders approved the attached amended and restated 2002 Equity Incentive Plan (the "Stock Option Plan") at UQM's 2005 annual meeting of shareholders.   The plan has been amended  to 1) provide for the vesting of any stock options granted after the date of the amendment held by employees on the date of their retirement from the company at age 65 or any earlier retirement age permitted by an employment agreement between the Company and an employee; and 2) increase the number of shares available for grant under the Stock Option Plan by 1,500,000 shares, to 3,000,000 shares.   Following adoption of the amended and restated Stock Option Plan, 1,771,602 shares are available for grant under the Stock Option Plan.  The following summary of the amended and restated Stock Option Plan is qualified by reference to the terms of the complete text of the amended and restated Stock Option Plan, which is incorporated by reference and attached as Exhibit 10.1.

The Stock Option Plan provides that options may be granted to those key employees and consultants who are selected by the Compensation and Benefits Committee of the Board in its sole discretion.  The number of shares eligible for option grants under the Stock Option Plan, the number of shares subject to outstanding options, the number of shares that may be granted to any individual, the number of shares available for grant pursuant to incentive options, and the number of shares subject to a delegation of authority are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in UQM Common Stock.  The Committee determines the term of each option, which may be no longer than ten years (five years in the case of an incentive option granted to an employee who owns UQM Common Stock having more than 10% of the voting power). All options become fully exercisable upon a "change in control" of the Company (as defined in the Stock Option Plan), unless the Committee has provided otherwise when the option is granted.

Item 1.01b   Entry into a Material Definitive Agreement.

UQM's shareholders approved the attached amended and restated Stock Bonus Plan (the "Restricted Stock Plan") at UQM's 2005 annual meeting of shareholders.  The following summary of the amended and restated Stock Bonus Plan is qualified by reference to the terms of the complete text of the amended and restated Stock Bonus Plan, which is incorporated by reference and attached as Exhibit 10.2.

Following adoption of the amended and restated Restricted Stock Plan, 554,994 shares are available for grant under the Restricted Stock Plan.

The Restricted Stock Plan provides that common shares may be granted to those key employees and consultants who are selected by the Compensation and Benefits Committee of the Board in its sole discretion and to non-employee directors who are selected by the Board in its sole discretion.  The Committee and the Board, respectively, determine the restrictions applicable to each grant of common stock under the Restricted Stock Plan. The restrictions may include the performance of services for a specified continuous period of time or the attainment of specified performance goals and objectives as determined by the Committee or the Board, respectively. The restrictions may vary among awards and grantees. The number of shares eligible for grant under the Restricted Stock Plan and the number of shares that may be granted to any individual are subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in UQM Common Stock. All restrictions with respect to stock granted under the Plan lapse upon a "change in control" of the Company (as defined in the Restricted Stock Plan), unless the Committee has provided otherwise when the restricted stock is granted.

Item 9.01 Financial Statements and Exhibits

10.1 UQM Technologies, Inc. 2002 Equity Incentive Plan (amended and restated)

10.2  UQM Technologies, Inc. Stock Bonus Plan (amended and restated)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM Technologies, Inc., Registrant
August 11, 2005	/s/ Donald A. French Donald A. French, Treasurer